ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              CITY HOLDING COMPANY,

                               CITY NATIONAL BANK,

                     FIRST ALLEGIANCE FINANCIAL CORPORATION

                                       AND

                                 ROBERT L. LABBE







                                 October 9, 1997







                                      (xxi)

                                TABLE OF CONTENTS

                                                                                                                        Page

  ARTICLE I
                                   DEFINITIONS
  1.1             Accounts Payable..............................................................................  2
  1.2             Accounts Receivable...........................................................................  2
  1.3             Agreement.....................................................................................  2
  1.4             Agreements Between Seller and Shareholder.....................................................  2
  1.5             Assets........................................................................................  2
  1.6             Buyer.........................................................................................  2
  1.7             Buyer's Closing Certificate...................................................................  3
  1.8             Closing.......................................................................................  3
  1.9             1996 Balance Sheet............................................................................  3
  1.10            Closing Date..................................................................................  3
  1.11            Contracts.....................................................................................  3
  1.12            Effective Time of Closing.....................................................................  3
  1.13            Employee Benefit Plans........................................................................  3
  1.14            Equipment.....................................................................................  4
  1.15            Financial Statements of Buyer.................................................................  4
  1.16            Financial Statements of Seller................................................................  4
  1.17            Intangibles...................................................................................  4
  1.18            Knowledge of Seller...........................................................................  4
  1.19            Law...........................................................................................  4
  1.20            Liabilities...................................................................................  4
  1.21            Licenses......................................................................................  5
  [1.22           Opinion of Buyer's and Subsidiary's Counsel...................................................  5
  [1.23           Opinion of Seller's Counsel...................................................................  5
  1.24            Permits.......................................................................................  5
  1.25            Permitted Liens...............................................................................  5
  1.26            Prepaid Expenses..............................................................................  5
  1.27            Purchase Price................................................................................. 5
  1.28            Seller........................................................................................  6
  1.29            Seller's Closing Certificate..................................................................  6
  1.30            Seller's 1997 Pro Forma Budget................................................................  6
  1.31            Seller's 1998 Pro Forma Budget................................................................  6
  1.32            Shareholder...................................................................................  6
  1.33            Subsidiary....................................................................................  6


                                   ARTICLE II
                                PURCHASE AND SALE

  2.1             Commitment to Sell............................................................................  6
  2.2             Commitment to Purchase........................................................................  7
  2.3             Payment of the Purchase Price.................................................................  7
  2.4             Assumption of Liabilities.....................................................................  7


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

  3.1             Organization of Seller........................................................................  7
  3.2             Authorization; Enforceability.................................................................  8
  3.3             No Violation or Conflict by Seller............................................................  8
  3.4             Assets; Title to Assets.......................................................................  8
  3.5             No Litigation.................................................................................  9
  3.6             Accounts Receivable and Accounts Payable......................................................  9
  3.7             Condition of Equipment........................................................................ 10
  3.8             Intangibles................................................................................... 10
  3.9             Books and Records............................................................................. 10
  3.10            Contracts..................................................................................... 10
  3.11            Financial Statements of Seller................................................................ 11
  3.12            No Adverse Change............................................................................. 11
  3.13            Taxes......................................................................................... 12
  3.14            Employment Agreements and Benefits............................................................ 13
  3.15            Employee Benefit Plans........................................................................ 13
  3.16            Compliance with Law........................................................................... 15
  3.17            Transactions With Affiliates.................................................................. 15
  3.18            No Broker..................................................................................... 15
  3.19            Subsidiaries.................................................................................. 16
  3.20            Disclosure.................................................................................... 16

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF ROBERT L. LABBE

  4.1             Authorization; Enforceability................................................................. 16
  4.2             No Violation or Conflict by Robert L. Labbe................................................... 16
  4.3             Title to Stock................................................................................ 17

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF BUYER AND SUBSIDIARY

  5.1             Organization.................................................................................. 17
  5.2             Authorization; Enforceability................................................................. 17
  5.3             No Violation or Conflict...................................................................... 17
  5.4             No Broker..................................................................................... 18


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

  6.1             Organization.................................................................................. 18
  6.2             Authorization; Enforceability................................................................. 18
  6.3             No Violation or Conflict...................................................................... 18
  6.4             No Broker..................................................................................... 18
  6.5             Financial Statements of Buyer .................................................................19
  6.6             No Adverse Change............................................................................. 19
  6.7             Reports....................................................................................... 19
  6.8             Disclosure.................................................................................... 20
  6.9             Buyer's Capitalization........................................................................ 20

                                   ARTICLE VII
                       CERTAIN MATTERS PENDING THE CLOSING

  7.1             Carry on in Regular Course.................................................................... 21
  7.2             Indebtedness.................................................................................. 21
  7.3             Compensation ..................................................................................21
  7.4             Dividends..................................................................................... 22
  7.5             Compliance with Law........................................................................... 22
  7.6             Access........................................................................................ 22
  7.7             Cooperation................................................................................... 22
  7.8             Publicity..................................................................................... 22
  7.9             Confidentiality............................................................................... 23
  7.10            Articles of Incorporation and Bylaws.......................................................... 23
  7.11            No Solicitation............................................................................... 24
  7.12            Updating of Exhibits.......................................................................... 24
  7.13            Operation of Seller's Business................................................................ 24


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT
                   TO THE OBLIGATIONS OF BUYER AND SUBSIDIARY

  8.1             Compliance with Agreement..................................................................... 25
  8.2             Proceedings and Instruments Satisfactory...................................................... 26
  8.3             No Litigation................................................................................. 26
  8.4             Representations and Warranties................................................................ 26
  8.5             Authorization of Transaction.................................................................. 26
  8.6             Material Damage to Assets; No Material Adverse Change......................................... 26
  8.7             Deliveries at Closing......................................................................... 27
  8.8             Approvals..................................................................................... 27
  8.9             Title to Assets............................................................................... 27
  8.10            Consents...................................................................................... 27
  8.11            Due Diligence................................................................................. 27


                                   ARTICLE IX
                           CONDITIONS PRECEDENT TO THE
                    OBLIGATIONS OF SELLER AND ROBERT L. LABBE

  9.1             Compliance with Agreement..................................................................... 28
  9.2             Proceedings and Instruments Satisfactory...................................................... 28
  9.3             No Litigation................................................................................. 28
  9.4             Representations and Warranties................................................................ 28
  9.5             Deliveries at Closing......................................................................... 28


                                    ARTICLE X
                  INDEMNITIES, ESCROWS AND ADDITIONAL COVENANTS

  10.1            Robert L. Labbe Indemnity..................................................................... 29
  10.2            Buyer's Indemnity............................................................................. 30
  [10.3           Employee Benefit Plans........................................................................ 32
  10.4            Obligations to Employees...................................................................... 32
  10.5            Transfer Taxes and Fees....................................................................... 32
  10.6            Allocation of Purchase Price.................................................................. 32
  10.7            Records....................................................................................... 33
  10.8            Additional Instruments........................................................................ 33
  10.9            Bulk Sales Compliance......................................................................... 34
  10.10           Change of Name................................................................................ 34
  10.11           Operation of Acquired Business................................................................ 34
  10.12           Registration  of  Buyer=s  Shares............................................................. 35


                                   ARTICLE XI
                                   TERMINATION

  11.1            Termination................................................................................... 35
  11.2            Waiver of Conditions.......................................................................... 35


                                  ARTICLE XII
                             ROBERT L. LABBE CONSENT

  12.1            Robert L. Labbe Consent....................................................................... 36
  12.2            Buyer's Consent............................................................................... 36


                                  ARTICLE XIII
                                  MISCELLANEOUS

  13.1            Entire Agreement; Amendment................................................................... 36
  13.2            Termination of Representations and Warranties................................................. 36
  13.3            Expenses...................................................................................... 37
  13.4            Governing Law................................................................................. 37
  13.5            Assignment.................................................................................... 37
  13.6            Notices....................................................................................... 37
  13.7            Counterparts; Headings........................................................................ 38
  13.8            Interpretation................................................................................ 38
  13.9            Severability.................................................................................. 39
  13.10           No Reliance................................................................................... 39
  13.11           Arbitration  ..................................................................................39


                                    EXHIBITS

EXHIBIT 1.1       Accounts Payable
EXHIBIT 1.2       Accounts Receivable
EXHIBIT 1.4       Agreements Between Seller and Robert L. Labbe
EXHIBIT 1.5       Assets
EXHIBIT 1.7       Buyer's Closing Certificate
EXHIBIT 1.11      Contracts
EXHIBIT 1.13      Employee Benefit Plans
EXHIBIT 1.14      Equipment
EXHIBIT 1.15      Financial Statements of Buyer
EXHIBIT 1.16      Financial Statements of Seller
EXHIBIT 1.17      Intangibles
EXHIBIT 1.21      Licenses
EXHIBIT 1.22      Opinion of Buyer's and Subsidiary's Counsel
EXHIBIT 1.23      Opinion of Seller's Counsel
EXHIBIT 1.25      Permitted Liens
EXHIBIT 1.33      Seller's Closing Certificate
EXHIBIT 3.5       Litigation
EXHIBIT 3.14      Material Adverse Changes
EXHIBIT 3.15      Taxes
EXHIBIT 3.18      Compliance with Law
EXHIBIT 3.19      Transactions With Affiliates
EXHIBIT 3.21      Subsidiaries
EXHIBIT 6.4       Dividends
EXHIBIT 6.6       Material Adverse Changes - Buyer




                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, made as of the 9th day of October, 1997 by and among CITY HOLDING COMPANY, a West Virginia corporation, CITY NATIONAL BANK, a national banking association, FIRST ALLEGIANCE FINANCIAL CORPORATION, a California corporation, and Robert L. Labbe, the sole shareholder of First Allegiance Financial Corporation. The effective date of this Agreement is October 1, 1997.
                                    RECITALS
         A. Seller owns the Assets, which constitute all of the assets of Seller.
         B. Seller desires to sell the Assets to Buyer and Subsidiary. Buyer desires to purchase the Assets from Seller and assume certain liabilities of Seller, and contribute those Assets and assign those liabilities to Subsidiary.
         C. Robert L. Labbe desires to consent to this Agreement, and to indemnify Buyer and Subsidiary as provided in this Agreement.
         D. Buyer desires to guarantee performance of Subsidiary's obligations to be performed under this Agreement, and to indemnify Seller and Robert L. Labbe as provided in this Agreement.
         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                    ARTICLE I
                                   DEFINITIONS
         When used in this Agreement, the following terms shall have the meanings specified:
         1.1 Accounts Payable. "Accounts Payable" shall mean all accounts payable and expenses payable arising in the ordinary course of Seller's business, excluding payables to Affiliates (as defined in Section 3.19), and listed on Exhibit 1.1, adjusted to reflect changes in the ordinary course through the Effective Time of Closing, as permitted pursuant to Section 6.1.
         1.2 Accounts Receivable. "Accounts Receivable" shall mean all accounts receivable, notes receivable, and associated rights owned by Seller and arising in the ordinary course of Seller's business and listed on Exhibit 1.2, adjusted to reflect changes in the ordinary course through the Effective Time of Closing, as permitted pursuant to Section 6.1.
         1.3 Agreement. "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.
         1.4. Agreements. Between Seller and Robert L. Labbe "Agreements Between Seller and Robert L. Labbe" shall mean those agreements between Seller and Robert L. Labbe listed on Exhibit 1.4 hereto.
         1.5 Assets. "Assets" shall mean all of the business, assets, properties and rights of Seller, as of the Effective Time of Closing, and including but not limited to (a) cash, (b) the Assets listed on Exhibit 1.5, (c) the Accounts Receivable, (d) the Equipment, (e) the Intangibles and (f) the Inventory.
         1.6 Buyer. "Buyer" shall mean City Holding Company, a West Virginia corporation.
         1.7 Buyer's Closing Certificate. "Buyer's Closing Certificate" shall mean the certificate of Buyer in the form of Exhibit 1.7.
         1.8 Closing. "Closing" shall mean the conference held at 11:00 a.m. Eastern Time on the Closing Date, at the offices of City Holding Company or such other time and place as the parties may mutually agree in writing; provided, that the Closing shall be held within 10 days of the satisfaction of the conditions precedent to Closing described in Articles VII and VIII. All transactions occurring at the Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are completed.
        1.9 1996 Balance Sheet. "1996 Balance Sheet" shall mean the balance sheet of Seller as of December 31, 1996 included in the Financial Statements of Seller.
        1.10 Closing Date. "Closing Date" shall mean the date this document is executed (October 9, 1997) once all conditions precedent to closing are met with an effective date as of October 1, 1997.
       1.11 Contracts. "Contracts" shall mean the contracts, agreements, leases and rental agreements and rights of renewal thereto, and commitments to which Seller is a party or by which it is bound, which relate to Seller's business and are listed on Exhibit 1.11.
         1.12 Effective Time of Closing. "Effective Time of Closing" shall mean 11:00 a.m. Eastern Time on October 1, 1997.
         1.13 Employee Benefit Plans. "Employee Benefit Plans" shall mean the employee benefit plans of Seller listed on Exhibit 1.13.

         1.14 Equipment. "Equipment" shall mean all machinery, vehicles, equipment, furniture, fixtures and furnishings and other items of tangible personal property owned by Seller and listed on Exhibit 1.14 and all appurtenant rights, claims and interests.

         1.15 Financial Statements of Buyer. "Financial Statements of Buyer" shall mean the consolidated balance sheet and related consolidated statements of income, of cash flows and of changes in stockholders' equity at December 31, 1996, and the results of operations and cash flows audited by Ernst & Young, attached as Exhibit 1.15.

         1.16 Financial Statements of Seller. "Financial Statements of Seller" shall mean the Balance Sheets of Seller as of December 31, 1996 and July 31, 1997, together with the related financial activity (balance sheets, etc.) for the six months preceding the Closing Date.

         1.17 Intangibles. "Intangibles" shall mean the corporate name of Seller, all of those trade names, trademarks, service marks, trademark and service mark registrations and patents owned by and related to the business of Seller, including but not limited to the Intangibles listed on Exhibit 1.17.

         1.18 Knowledge of Seller. "Knowledge of Seller" shall mean knowledge of Robert L. Labbe.

         1.19 Law. "Law" shall mean any federal, state, local or other law or governmental regulation or requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         1.20 Liabilities. "Liabilities" shall mean the Accounts Payable, commissions and royalties, accrued interest, Notes Payable to the Buyer and other current liabilities (excluding personal tax liabilities, but including corporate tax liabilities) included on the 1996 Balance Sheet, increased or decreased to reflect operations in the ordinary course of business to the Effective Time of Closing, and liabilities of Seller arising from and after the Effective Time of Closing under the Contracts and Licenses, but shall not include Notes Payable to Related Parties and Management Agreements Between Seller and Robert L. Labbe. .


          1.21 Licenses. "Licenses" shall mean all agreements pursuant to which Seller holds the right to use in its business, certain names, designs, slogans, logos and other copyrighted or trademarked materials, including but not limited to all State or local business or mortgage licenses or permits including those Licenses listed on Exhibit 1.21.

         1.22 Opinion of Buyer's and Subsidiary's Counsel. "Opinion of Buyer's and Subsidiary's Counsel" shall mean the opinion of Hunton & Williams, counsel to Buyer, in the form of Exhibit 1.22.

         1.23 Opinion of Seller's Counsel. "Opinion of Seller's Counsel" shall mean the opinion of Hewitt & McGuire, LLP, counsel to Seller, in the form of
Exhibit 1.23.

         1.24 Permits. "Permits" shall mean all governmental permits, licenses and authorizations used in Seller's business, including but not limited to those Permits listed on Exhibit 1.24.

         1.25 Permitted Liens. "Permitted Liens" shall mean those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting the Assets that are listed on
Exhibit 1.25.

         1.26 Prepaid Expenses. "Prepaid Expenses" shall mean the expenses of Seller paid in advance as of the Effective Time of Closing and listed on the 1996 Balance Sheet. Exhibit 1.26 lists the estimated amounts of expenses of Seller expects to be prepaid as of the Effective Time of Closing.

         1.27 The Purchase Price. "Purchase Price" is the combination of the consideration described in Section 2.3.


         1.28 Seller. "Seller" shall mean First Allegiance Financial Corporation, a California corporation.

         1.29 Seller's Closing Certificate. "Seller's Closing Certificate" shall mean the certificate of Seller in the form of Exhibit 1.29.

         1.30 Seller's 1997 Pro Forma Budget. "Seller's 1997 Pro Forma Budget" shall mean the 1997 pro forma budget of Seller attached as Exhibit 1.30.

         1.31 Seller's 1998 Pro Forma Budget. "Seller's 1998 Pro Forma Budget" shall mean the 1998 pro forma budget of Seller attached as Exhibit 1.31.

         1.32  Shareholder. "Shareholder" shall mean Robert L. Labbe.

         1.33 Subsidiary. "Subsidiary" shall mean City National Bank, a national banking association, 100% owned by Buyer.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Commitment to Sell. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer by deed, bill of sale, assignment, or other appropriate instrument, free and clear of all liens, claims, mortgages or encumbrances except Permitted Liens, all of the Assets. In addition, Seller shall assign to Buyer all of Seller's rights under the Contracts and the Licenses. At Buyer's request, Seller shall name Subsidiary as the transferee in any such bill of sale, assignment or other conveyancing instrument in order to facilitate Buyer's transfer of Assets and Contracts to Subsidiary.

         2.2 Commitment to Sell. At the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Buyer hereby agrees to purchase the Assets and in full payment therefor shall pay or cause to be paid by Subsidiary to Seller the Purchase Price and assume the Liabilities as provided in this Article II, and thereafter transfer such Assets and assign such liabilities to Subsidiary.

         2.3 Commitment to Purchase. At the Closing, Buyer shall pay the Purchase Price to Seller by delivering to Seller or causing to have delivered by Subsidiary, $2,793,500 cash in immediately available funds and 286,000 shares of Buyer's Common Stock and any additional agreed upon consideration.

         2.4 Payment of the Purchase Price. In addition to payment of the Purchase Price, as provided above, at the Closing Buyer or Subsidiary shall assume the Liabilities. Buyer does not and will not assume any liability, known or unknown, fixed or contingent, of Seller except for the Liabilities. Buyer shall not be a successor or alter ego of or joint employer or venturer with Seller, except to the extent that Buyer has assumed Seller's liabilities and obligations arising from and after the Effective Time of Closing under the Contracts and Licenses.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer and Subsidiary that:


         3.1 Organization of Seller. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of California and has full corporate power to enter into this Agreement and to perform its obligations hereunder. Seller has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Seller does not own nor lease real property in any jurisdiction other than California. However, Seller does conduct lending activities in certain other states outside of California, from its Irvine, California offices and is, where required by the applicable state authority, qualified as a foreign corporation to do business in said jurisdictions. All of the outstanding equity securities of Seller are owned of record free and clear by Robert L. Labbe. Any rights, options or warrants with respect to equity securities of Seller have been extinguished, canceled and released as of September 30, 1997.


         3.2 Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement and of all of the documents and instruments contemplated hereby are within the corporate power of Seller and have been duly authorized by all necessary corporate action of Seller. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

         3.3 No Violation or Conflict by Seller. Except as listed in Exhibit 3.3, the execution, delivery and performance of this Agreement by Seller do not and will not conflict with or violate any law, judgment, order or decree binding on Seller, or the Articles of Incorporation or Bylaws of Seller or any contract, security interests, lien or agreement to which Seller is a party or by which it is bound, except that Seller makes no representation or warranty with respect to compliance with the bulk sales laws of any state.

         3.4 Assets; Title to Assets. The Assets constitute all of the business, assets, properties and rights of Seller, except such as are specifically excluded. Seller owns good, valid and marketable title to all the Assets, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except Permitted Liens, and, upon delivery of the Assets at Closing, good, valid and marketable title to the Assets, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except Permitted Liens, will pass to Buyer. The Assets to be conveyed at Closing constitute all of the Assets.

         3.5 No Litigation. Except as listed in Exhibit 3.5, there is no litigation, arbitration proceeding, governmental investigation, enforcement action, SEC or NASDAQ investigation, citation or action of any kind pending or, to the Knowledge of Seller, proposed or threatened against Seller or management employees of First Allegiance or relating to the Assets, Contracts, or Licenses. The matters described in Exhibit 3.5, if adversely determined, would not have a material adverse effect on the Seller, the Assets, the Contracts, or the Licenses.

         3.6 Accounts Receivable and Accounts Payable. The Accounts Receivable reflected on the Financial Statements of Seller represent transactions in the ordinary course of business, and to the knowledge of Seller are current and collectible net of any reserves shown on the Financial Statements of Seller (which reserves are adequate and were calculated consistent with past practice).
Exhibit 1.2 specifically identifies (i) the aging of receivables and (ii) each receivable in an amount in excess of $10,000 that is more than 90 days past due. Seller has disclosed to Buyer that the September, 1997 volume bonus due Seller on October 25, 1997 is in potential jeopardy of collection in light of Seller entering into the within transaction with Buyer and that neither Seller nor Shareholder shall be responsible therefore. However, Seller shall use its best efforts to collect these amounts.

         The Accounts Payable reflected on the Financial Statements of Seller reflect all amounts owed by Seller in respect of trade accounts due and other payables, and the actual liability of Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the Financial Statements of Seller, except as listed on Exhibit 3.6.

         3.7 Condition of Equipment. Each piece of Equipment is in good operating condition and repair, subject to ordinary wear and tear, and is substantially fit for the purposes for which it is being utilized. None of the Equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost.

         3.8 Intangibles. Seller owns the entire right, title and interest in and to the Intangibles. To the Knowledge of Seller, there is no basis for the invalidity or unenforceability of any Intangibles. To the Knowledge of Seller, there are no pending or threatened proceedings or litigation or other adverse claims affecting or with respect to the Intangibles. To the Knowledge of Seller, except as set forth in Exhibit 1.17, no person is infringing or has misappropriated the Intangibles.

         3.9 Books and Records. The books of account of Seller are complete and correct in all material respects. Seller understands that Buyer is relying on the books, records and financial statements of Seller, as well as the other items set forth herein.

         3.10 Contracts. Exhibit 1.11 is a true and complete list of all Contracts that constitute: (a) a lease of any real or personal property with (i) aggregate annual rentals in excess of $10,000 or (ii) with a remaining term in excess of one year and which is non-cancelable without penalty on notice of 90 days or less; (b) an agreement to purchase or sell a capital asset for a price in excess of $25,000; (c) obligations for money borrowed; or (d) any other agreement involving an amount in excess of $10,000. Seller has performed each material term, covenant and condition of each of the Contracts, which is to be performed by the Seller at or before the date hereof and will perform each material term, covenant and condition of each of the Contracts to be performed by it prior to Closing. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default under any of the Contracts. To the Knowledge of Seller, no party to any of the Contracts intends to cancel, terminate, or exercise any option under any of the Contracts. Seller's execution, delivery and performance of this Agreement will not constitute a breach of or a default under any Contract except as identified on Exhibit 1.11. All consents required for Buyer's assumption of the Contracts will have been received by the Closing Date. True copies of the Contracts have been delivered to Buyer.

         3.11 Financial Statements of Seller. The Financial Statements of Seller, taken as a whole, fairly present the financial position and results of operations of Seller as of the date thereof and the periods then ended and were prepared in accordance with acceptable principles consistently applied for prior years. As of the dates of the Financial Statements of Seller, Seller had or will have, as the case may be, no material liabilities or obligations, fixed or contingent, not adequately reflected in such statements or balance sheets, the notes thereto or the exhibits hereto.

         3.12 No Adverse Change. Except as set forth in Exhibit 3.12, since December 31, 1996, there has not been: (a) any material adverse change in the business of Seller; (b) any loss, damage, condemnation or destruction to the properties of Seller materially adversely affecting Seller's business or properties; (c) any labor dispute or disturbance, litigation or, to the Knowledge of Seller, any event or condition that could materially adversely affect the business of Seller; (d) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of Seller, except Permitted Liens; or
(e) any sale, transfer or other disposition of assets of Seller other than in the ordinary course of business.

         3.13 Taxes. Except as set forth in Exhibit 3.13, Seller has filed all required tax returns and reports relating to its business and the Assets, Contracts, and Licenses. Seller's records to be transferred to Buyer contain all information and documents (including, without limitation, properly completed Forms W-9) necessary to comply with all information reporting and tax withholding requirements under federal and state laws, rules and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code (the "Code"). Seller has paid (or has made adequate provision for and will timely pay) all taxes (including additions to tax, penalties and interest), withholdings and other governmental charges the nonpayment of which could adversely affect any of the Assets, Contracts, or Licenses or the use thereof or could cause Buyer to incur any liability. Except as disclosed in the Financial Statements of Seller, no taxing authority has asserted any claim for the assessment of any such tax liability (including additions to tax, penalties and interest), withholding or other governmental charges. None of the Assets is subject to, and none of the Contracts is, a "safe harbor lease" under former Section 168(f)(8) of the Code. Robert L. Labbe is responsible for all taxes on taxable earnings, profits, assets and income generated prior to the Closing Date. Buyer shall be responsible only for those taxes which accrue and are due after the Closing Date. For example, if federal, state and local income taxes total $100,000 for 1997, then Robert L. Labbe would be responsible for any remaining portion of the tax liability attributable to the months of January 1, 1997 - September 30, 1997. Buyer would only be responsible for taxes from October 1, 1997 forward. Buyer assumes no tax liability relating to operations, assets or income generated prior to September 30, 1997.

         3.14 Employment Agreements and Benefits. Exhibit 1.13 is a true and complete list of all agreements relating to the compensation and other benefits of present and former employees, salesmen, consultants and other agents of Seller, including collective bargaining agreements and pension, retirement, bonus, stock option, profit sharing, health, disability, life insurance, hospitalization, education or other similar plans or arrangements (whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")), true copies of which have been delivered to Buyer. None of the agreements listed on Exhibit 1.13 will be breached by Seller's execution, delivery and performance of this Agreement. No such agreements require Buyer to assume any employment, compensation, fringe benefit, pension, profit sharing or deferred compensation plan in respect of any employee of Seller. To the Knowledge of Seller, there are no union organizing campaigns pending or threatened at any of Seller's facilities. Exhibit 1.13 lists the name and current compensation for all present employees of Seller with annual compensation in excess of $60,000, or with projected annual compensation greater than $60,000.

         3.15 Employee Benefit Plans. (a) Exhibit 1.13 identifies each "pension plan" (as defined in Section 3(2) of ERISA (the "Pension Plans") and each "welfare plan" (as defined in ERISA Section 3(l)) (the "Welfare Plans") maintained by Seller or to which Seller contributes on behalf of its employees (the Pension Plans and Welfare Plans are hereafter referred to as the "Employee Plans"). A true and complete copy of each Employee Plan has been furnished to Buyer.

         (b) Exhibit 1.13 identifies each Pension Plan that is intended to be qualified under Section 401(a) of the Code. Each such Pension Plan complies with applicable Law as of the date hereof. The Internal Revenue Service has issued favorable determination letters with respect to such Pension Plans' compliance with Section 401(a) and related Sections of the Code or timely-filed requests for determination letters are pending before the Internal Revenue Service. To the Knowledge of Seller, there are no facts or circumstances that would jeopardize or adversely affect the qualification under Code Section 401(a) of any Pension Plan that is intended to be so qualified.

         (c) As of the Closing Date, full payment has been made to each Employee Plan of all contributions that are required under the terms thereof and under ERISA. No "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section 412), whether or not waived, exists with respect to any Pension Plan. No Pension Plan is a "defined benefit plan" (as defined in Code Section
414) and Seller has not maintained or contributed to a defined benefit plan or any other plan that is subject to the provisions of Title IV of ERISA.

         (d) Each Employee Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining agreement. In addition, each Employee Plan complies, and has been administered in accordance with, the provisions of ERISA (including the rulings and regulations promulgated thereunder). All reports, returns and other documentation that are required to have been filed with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency (federal, state or local) have been filed on a timely basis. Except as set forth in
Exhibit 3.5, no lawsuits or complaints to, or by, any person or governmental entity have been filed, or are to the Knowledge of Seller contemplated or threatened, with respect to any Employee Plan.

         (e) Seller does not and has not contributed to or maintained a "multi-employer plan" (as defined in ERISA Section 3(37)).

         3.16 Compliance with Law. Except as set forth in Exhibit 3.16 and to the Knowledge of Seller, Seller's conduct of its business and its use of the Assets does not violate or conflict with any Law. The Permits constitute all governmental approvals, authorizations, permits and licenses, including those related to environmental quality, required to conduct Seller's business, and are in full force and effect, are being complied with in all material respects and will remain in effect immediately following the Closing. Seller and Buyer will cooperate in obtaining necessary consents and approvals to the transfer of the Permits to Buyer.

         3.17 Transactions With Affiliates. Except as set forth in Exhibit 3.17, since December 31, 1996, Seller has not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any property or assets or obtained any services from, or sold, leased or otherwise disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered as a director, officer or employee of Seller), any shareholder of Seller or any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with Seller or any shareholder of Seller (collectively, an "Affiliate"). Except as set forth in Exhibit 3.17, Seller does not owe any amount or have any contractual obligation or commitment to any Affiliate (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and no Affiliate owes any amount or has any contractual obligation to Seller. Since December 31, 1996, Seller has not declared, paid or set aside any dividend or other distribution on or with respect to its capital stock other than as described on Exhibit 3.17.

         3.18 No Broker. Seller is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.

         3.19 Subsidiaries. Except as set forth on Exhibit 3.19, Seller has no subsidiaries, and the capital stock of any such corporation is included in the Assets.

         3.20 Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, exhibit, list or other written information furnished by or on behalf of Seller at any time to Buyer, in connection with this Agreement when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Seller to Buyer is or will be a true and complete copy of such document, unmodified except by another document delivered by Seller to Buyer prior to the date hereof.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF ROBERT L. LABBE

         Robert L. Labbe represents and warrants to Buyer and Subsidiary that:

         4.1 Authorization; Enforceability. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of Robert L. Labbe, enforceable against Robert L. Labbe in accordance with their respective terms.

         4.2 No Violation or Conflict by Robert L. Labbe. Except as set forth in
Exhibit 4.2, the execution, delivery and performance of this Agreement by Robert
L. Labbe does not and will not conflict with or violate any law, judgment, regulation, order or decree binding on Robert L. Labbe or any contract or agreement by-laws, (written or oral) to which Robert L. Labbe is a party or by which he is bound.

         4.3 Title to Stock. Robert L. Labbe has, and Robert L. Labbe immediately prior to the Effective Time of Closing will have, good and valid title to the shares and assets of Seller to be transferred by Robert L. Labbe hereunder, free and clear of all liens, encumbrances, option agreements, contract claims, litigation claims, equities or other claims.

                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF BUYER AND SUBSIDIARY

         Buyer and Subsidiary hereby represent and warrant to Seller that:

         5.1 Organization. Subsidiary is a national banking association duly organized and validly existing and in good standing under the laws of the United States, and has full corporate power to enter into and perform its obligations under this Agreement.

         5.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement are within the corporate power of Subsidiary and have been duly authorized by all necessary corporate action by Subsidiary. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Subsidiary, enforceable against Subsidiary in accordance with their respective terms.

         5.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by Subsidiary do not and will not conflict with or violate any Law, judgment, order or decree binding on Subsidiary, or the Articles of Association or By-laws of Subsidiary or any contract or agreement to which Subsidiary is a party or by which it is bound.

         5.4 No Broker. Subsidiary has not had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that:

         6.1 Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of West Virginia, and has full corporate power to enter into and perform its obligations under this Agreement.

         6.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement are within the corporate power of Buyer and have been duly authorized by all necessary corporate action by Buyer. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Buyer, enforceable against Buyer in accordance with their respective terms.

         6.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by Buyer do not and will not conflict with or violate any Law, judgment, order or decree binding on Buyer, or the Articles of Incorporation or By-laws of Buyer or any contract or agreement to which Buyer is a party or by which it is bound.

         6.4 No Broker. Buyer has not had any dealings, negotiations or communications with any brokeR or other intermediary in connection with the transactions contemplated by this Agreement, except Wheat First Securities, Inc., for whose fee Buyer shall be solely responsible.

          6.5 Financial Statements of Buyer. The Financial Statements of Buyer, taken as a whole, fairly present the consolidated financial position and results of operations of Buyer as of the date thereof and the periods then ended and were prepared in accordance with generally accepted accounting principles. As of the dates of the Financial Statements of Buyer, Buyer has no material liabilities or obligations, fixed or contingent, not adequately reflected in such statements or balance sheets, the notes thereto or the exhibits hereto.

          6.6 No Adverse Change. Except as set forth in Exhibit 6.6, since December 31, 1996, there has not been: (a) any material adverse change in the business of Buyer; (b) any loss, damage, condemnation or destruction to the properties of Buyer materially adversely affecting Buyer's business or properties; (c) any labor dispute or disturbance, litigation or, to the knowledge of Buyer, any event or condition that could materially adversely affect the business of Buyer; (d) any sale, transfer or other disposition of assets of Buyer other than in the ordinary course of business or (e) any event which would necessitate Buyer filing a Form 8-K with the Securities and Exchange Commission ("SEC").

          6.7 Reports. Since January 1, 1994, Buyer has filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with NASDAQ and/or SEC. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, which was filed with the SEC was in form and substance in compliance with the Securities Act of 1933 or the Securities Exchange Act of 1934, as the case may be. No such report or statement, or any amendments thereto, contains any statement which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading.

         6.8 Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, exhibit, list or other written information furnished by or on behalf of Buyer at any time to Seller, in connection with this Agreement when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Buyer to Seller is or will be a true and complete copy of such document, unmodified except by another document delivered by Buyer to Seller prior to the date hereof.

         6.9 Buyer's Capitalization. The capitalization of Buyer is correctly represented in the Financial Statements of Buyer, and Buyer has available 286,000 shares of Buyer's Common Stock for issuance in accordance with the terms of this Agreement. Buyer agrees, within ninety to one hundred twenty (90-120) days of the Closing Date to file for registration the 300,000 shares of Buyer=s Common Stock (286,000 of which are being remitted to Seller) paid as part of the purchase price with the appropriate agencies.


                                   ARTICLE VII
                       CERTAIN MATTERS PENDING THE CLOSING

         Seller covenants and represents to Buyer in Sections 7.1-7.13 that from December 31, 1996 until the Closing Date:

         7.1 Carry on in Regular Course. Seller shall (i) carry on its business, including transactions with any of its Affiliates, in the regular course and substantially in the same manner as heretofore carried on, and pay its Accounts Payable and collect its Accounts Receivable as they become due, (ii) use its reasonable best efforts to preserve its properties, business and relationships with suppliers and customers, (iii) not issue additional equity securities or any rights, options or warrants with respect thereto and not declare or pay any dividend or make any other distribution with respect to its capital stock or repurchase its capital stock, and (iv) not agree to any material contract or expenditure without the written consent of Buyer. Seller will advise Buyer in writing of any material adverse change in its financial condition, business or affairs.

         7.2 Indebtedness. Except for Accounts Payable incurred in the ordinary course of business, Seller shall not (i) create, incur or assume any indebtedness for borrowed money, (ii) mortgage, pledge or otherwise encumber any of its properties or assets, except for Permitted Liens, or (iii) create or assume any other indebtedness or issue any debt securities, other than the line of credit with Subsidiary.

         7.3 Compensation. Seller shall not grant any bonuses or increases in the rate of pay of any of its officers or employees, except for bonuses or increases in the ordinary course of business, which shall promptly be reported to Buyer. Seller shall not institute any new employee benefit plan or grant any increases in employee fringe benefits other than as described in Exhibit 1.13.

          7.4 Dividends and Distributions. Seller shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock.

          7.5 Compliance with Law. Seller shall comply with all applicable Laws and with all orders of any court or of any federal, state, municipal or other governmental department, non-compliance with which could cause a material adverse change in the Assets or the business of Seller.

         7.6 Access. Buyer and its authorized agents, officers and representatives shall have reasonable access to the properties, books, records, contracts, information and documents of Seller to conduct such examinations and investigations of its business as it deems necessary, provided that such examinations and investigations: (i) shall be conducted only in the presence of a designated representative of Seller; and (ii) shall not unreasonably interfere with Seller's operations and activities. Seller shall cooperate in all reasonable respects with Buyer's examinations and investigations.

         7.7 Cooperation. Buyer, Subsidiary, Seller and Robert L. Labbe will cooperate in all respects in connection with the giving of any notices to any governmental authority or securing the permission, approval, determination, consent or waiver of any governmental authority required by Law in connection with the consummation of the transactions contemplated under this Agreement. Subject to the terms and conditions of this Agreement, Buyer, Subsidiary, Seller and Robert L. Labbe agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper and advisable to consummate, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement.


         7.8 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of Seller and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller; provided, however, that either party shall be entitled to make a public announcement in a manner approved by the other party of the proposed transaction if, in the opinion of its legal counsel, such announcement is required to comply with Law. Buyer shall be allowed to make any public announcement pertaining to this transaction as required by law or allowed by company policy of the Buyer.

         7.9 Confidentiality. If the transactions provided for herein are not consummated, Buyer, Subsidiary and their respective officers, agents and representatives will hold in strict confidence, and not utilize in any manner, all information obtained from Seller and its directors, officers, agents or representatives (hereinafter in this Section 7.9 referred to as the "Disclosing Persons"), except, however, any such information that: (i) is now or hereafter becomes available to the public; (ii) was in fact known to Buyer prior to disclosure to Buyer by the Disclosing Persons; or (iii) is required to be disclosed by Buyer by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction. In addition, if the transactions provided for herein are not consummated, Buyer will forthwith cause to be returned to Seller the originals and all copies of materials supplied by Disclosing Persons to Buyer and its directors, agents, officers and representatives relating to the transactions contemplated hereby. The obligations under this Section 7.9 shall survive termination of this Agreement.

         7.10 Articles of Incorporation and By-laws. Prior to Closing, Seller will not amend its Articles of Incorporation or By-laws in any manner adverse to Buyer or the consummation of the transactions contemplated herein, or merge or consolidate with or into any other corporation.

         7.11 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, neither Seller nor any of its executive officers, directors, representatives, agents or affiliates shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations (with any person other than Buyer) concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving Seller or disclose, directly or indirectly, any information not customarily disclosed to the public concerning Seller, afford to any other person access to the properties, books or records of Seller or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets. Seller will promptly communicate to Buyer the terms of any proposal which it may receive in respect to any of the foregoing transactions and keep Buyer informed of the status of any developments in this regard.

         7.12 Updating of Exhibits. Seller shall notify Buyer of any changes, additions or events which may cause any change in or addition to any Exhibits delivered by it under this Agreement, promptly after the occurrence of same and at the Closing by delivery of updates of all Exhibits. No notification made pursuant to this Section 7.12 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Buyer specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Buyer of any condition set forth in this Agreement.

         7.13 Operation of Seller's Business. Seller agrees that from the date hereof to the Closing Date, it will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, will use its best efforts to preserve intact its present business organization and relationships with persons having business dealings with it. Without limiting the generality of the foregoing, Seller agrees that it will not, without the prior written consent of Buyer, (i) enter into or assume any contract or obligation involving more than $100,000, (ii) waive any right of substantial value, (iii) propose to take any other action which would make any representation or warranty in this Agreement untrue, (iv) introduce any new products or services or expand any existing products or service offerings, (v) make any change in policies respecting extensions of credit or accounts receivable charge-offs, (vi) change financial or tax accounting methods or practices, or (vii) enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage.

         Seller further agrees that, between the date of this Agreement and the Closing Date, it will consult and cooperate with Buyer regarding the operation of its business, including expense management and preservation of customer relationships, and will make office space and staff available to Buyer's representatives at Seller's offices in Irvine, California.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT
                   TO THE OBLIGATIONS OF BUYER AND SUBSIDIARY

         Each and every obligation of Buyer and Subsidiary to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         8.1 Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it and shall have prepared and delivered all schedules pertaining to Seller or Shareholder to Buyer prior to or on the Closing Date.

         8.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.



         8.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Contracts, this Agreement, any assets to be transferred herein, or the consummation of the transactions contemplated hereby.

         8.4 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, and Buyer's completion of any "due diligence" investigation shall not relieve Seller of its obligation to satisfy this condition.

         8.5 Authorization of Transaction. All action necessary to authorize the performance of this Agreement by the Seller shall have been duly and validly taken by Seller's shareholders.

         8.6 Material Damage to Assets; No Material Adverse Change. Between the date of this Agreement and the Closing Date, the Assets shall not have been materially and adversely affected by reason of any loss, taking, condemnation, destruction or physical damage, whether or not insured against. Between December 31, 1996 and the Closing Date, there shall have been no material adverse change in the financial condition, results of operations or business of Seller in the sole judgment of Buyer.

         8.7 Deliveries at Closing. Seller shall have delivered to Buyer the Opinion of Seller's Counsel and Seller's Closing Certificate, each properly executed and dated as of the Closing Date.

         8.8 Approvals. All approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been received.

         8.9 Title to Assets. Buyer shall have received evidence satisfactory to it as to the accuracy of the representations contained in
Section 3.4.

         8.10 Consents. All consents required for Buyer's assumption of the Contracts and Seller's transfer of the Assets to Buyer shall have been received.

         8.11 Due Diligence. Completion to Buyer's satisfaction of an audit of the Assets and Liabilities, such audit to include a review of the nature and condition of the Assets and Liabilities to determine, such determination being fairly made, the accuracy of the representations and warranties of Seller regarding the Assets and Liabilities, which investigation shall have the effect described in Section 8.4.

                                   ARTICLE IX
                           CONDITIONS PRECEDENT TO THE
                    OBLIGATIONS OF SELLER AND ROBERT L. LABBE

         Each and every obligation of Seller and Robert L. Labbe to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         9.1 Compliance with Agreement. Buyer and Subsidiary shall have performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

         9.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Buyer and Subsidiary in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and Seller's counsel, and Buyer and Subsidiary shall have made available to Seller for examination the originals or true and correct copies of all documents which Seller may reasonably request in connection with the transactions contemplated by this Agreement.

         9.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.4 Representations and Warranties. The representations and warranties made by Buyer and Subsidiary in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         9.5 Deliveries at Closing. Buyer and Subsidiary shall have delivered to Seller the Opinion of Buyer's and Subsidiary's Counsel and Buyer's Closing Certificate, each properly executed and dated as of the Closing Date.


                                    ARTICLE X
                  INDEMNITIES, ESCROWS AND ADDITIONAL COVENANTS

        10.1 Robert L. Labbe Indemnity. (a) Robert L. Labbe hereby indemnifies and holds Buyer and Subsidiary, their successors and assigns harmless from and against, and agrees to defend promptly Buyer and Subsidiary, their successors and assigns from, and reimburse Buyer and Subsidiary, their successors and assigns for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, (hereinafter referred to collectively as "Losses"), that Buyer or Subsidiary may at any time suffer or incur, or become subject to, as a result of or in connection with (i) any breach or inaccuracy of any of the representations and warranties made by Seller in or pursuant to this Agreement; (ii) the conduct by Seller of its business prior to the Closing Date; and (iii) any liability of Seller not specifically assumed by Buyer pursuant to Section 2.4. Robert L. Labbe shall further indemnify Buyer and Subsidiary to the extent that any Liability assumed by Buyer exceeds the amount of such Liability specified on the 1996 Balance Sheet, it being acknowledged by Buyer that Liabilities may increase or decrease between December 31, 1996 and the Closing Date, and this indemnity shall not cover such increases in the ordinary course of business.


         (b) The amounts for which Robert L. Labbe shall be liable under Section 10.1(a) of this Agreement shall be: (i) net of the amount of any income tax benefit realized or the present value (based on a discount rate of 10%) of any income tax benefit to be realized by Buyer or Subsidiary by reason of the facts and circumstances giving rise to Robert L. Labbe's liability; (ii) calculated by taking into account any income tax required to be paid by Buyer or Subsidiary as a result of the accrual or receipt of any payment made to Buyer or Subsidiary pursuant to Section 10.1(a) of this Agreement; and (iii) net of any insurance proceeds received by Buyer or Subsidiary in connection with the facts giving rise to the right of indemnification. For purposes of the preceding sentence, the amount of any state or local income tax benefit or cost shall reflect the federal income tax effect of such benefit or cost.

         (c) In the event a claim against Buyer or Subsidiary arises that is covered by the indemnity provisions of Section 10.1(a) of this Agreement, notice shall be promptly given by Buyer to Robert L. Labbe, and Robert L. Labbe shall have the right to control all settlements (unless Buyer agrees to assume the cost of settlement and to forego such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Robert L. Labbe; provided, however, that Robert L. Labbe may not effect any settlement that could result in any cost, expense or liability to Buyer or Subsidiary unless Buyer consents in writing to such settlement and Robert L. Labbe agrees to indemnify Buyer and Subsidiary therefor. Buyer may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of Buyer or Subsidiary. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

         10.2 Buyer's Indemnity. (a) Buyer hereby indemnifies and holds Robert
L. Labbe and Seller harmless from and against, and agrees to defend promptly Robert L. Labbe and Seller from and reimburse Robert L. Labbe and Seller for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that Robert L. Labbe and Seller may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in or pursuant to this Agreement; and (ii) the operation and ownership of the Assets by Buyer from and after the Closing Date.

         (b) The amounts for which Buyer shall be liable under Section 10.2(a) of this Agreement shall be: (i) net of the amount of any income tax benefit realized or the present value (based on a discount rate of 10%) of any income tax benefit to be realized by Robert L. Labbe and Seller by reason of the facts and circumstances giving rise to Buyer's liability; (ii) calculated by taking into account any income tax required to be paid by Robert L. Labbe and Seller as a result of the accrual or receipt of any payment made to Robert L. Labbe and Seller pursuant to Section 9.2(a) of this Agreement; and (iii) net of any insurance proceeds received by Robert L. Labbe and Seller in connection with the facts giving rise to the right of indemnification. For purposes of the preceding sentence, the amount of any state or local income tax benefit or cost shall reflect the federal income tax effect of such benefit or cost.

         (c) In the event a claim against Robert L. Labbe or Seller arises that is covered by the indemnity provisions of Section 10.1(a) of this Agreement, notice shall be promptly given by Robert L. Labbe and Seller to Buyer, and Buyer shall have the right to control all settlements (unless Robert L. Labbe and Seller agree to assume the cost of settlement and to forego such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Buyer unless Robert L. Labbe and Seller consent in writing to such settlement and Buyer agrees to indemnify Robert L. Labbe and Seller therefore. Robert L. Labbe and Seller may select counsel to participate in any defense, in which event Robert L. Labbe and Seller's counsel shall be at the sole cost and expense of Robert L. Labbe and Seller. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

         10.3 Employee Benefit Plans. After closing, Buyer will allow eligible employees of Seller who are employed by Subsidiary to be eligible to participate in Buyer's 401(k) Plan and will provide matching contributions at the level such contributions are allowed under Seller's 401(k) Plan.

         Seller's employees will be allowed to participate in the Buyer's 401(k) Plan only after expiration of the applicable waiting period under the 401(k) Plan as exclusively decided and applied by Buyer.

         Seller shall provide each of its employees with the notice and opportunity for continued coverage that is required, if any, under the Code and ERISA, as amended by the Consolidated Omnibus Reconciliation Act of 1985 and subsequent legislation.

         10.4 Obligations to Employees. On the Closing Date, Seller shall terminate all employees. Subsidiary will offer employment to such of Seller's employees as it may select. Seller shall be responsible for all obligations to employees arising on or before the Closing Date, provided that Buyer shall be responsible for any liabilities under WARN or any wrongful termination of employment claim arising out of Buyer's failure to offer employment to any terminated employee or any claim by any terminated employee or employee accepting employment by the Buyer that employment was not offered or continued on substantially the same terms as prior employment with Seller.

         10.5 Transfer Taxes and Fees. Buyer shall pay all transfer, sales, recording and filing taxes and fees resulting from the transfer of the Assets and Contracts to Buyer.

         10.6 Allocation of Purchase Price. The sum of the Purchase Price, and to the extent constituting part of the amount realized by Seller for income tax purposes, the amount of Liabilities assumed by Buyer pursuant to Section 2.4 hereof shall be allocated among the Assets, Licenses and Contracts in the manner determined by Buyer after giving due consideration to Robert L. Labbe comments. This allocation is intended to comply with the allocation method required by
Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 and the regulations thereunder, and the allocation shall be adjusted only if and to the extent necessary to comply with the requirements of Section 1060. Neither Buyer nor Seller will take or permit any affiliated person to take, for income tax purposes, any position inconsistent with the allocation.

         10.7 Records. Buyer and Subsidiary shall preserve and keep, free of charge, all books, papers and records included in the Assets relating to Seller's business for periods prior to the Closing Date for a period of no less than seven years following the Closing Date. Buyer and Subsidiary agree to permit Seller and its attorneys, accountants, agents and designees access to such books, papers and records from and after the Closing Date for all reasonable purposes. Any such examination shall be at the expense of Seller, shall be performed at the place where such books, papers and records are regularly maintained and shall not unreasonably interfere with Buyer's or Subsidiary's business activities. Buyer or Subsidiary shall notify Seller at any time that it intends to destroy any or all of such books, papers and records, and Seller shall have the right to review and remove any of such books, papers and records at Seller's expense.

         10.8 Additional Instruments. At any time and from time to time after the Closing, at Buyer's request and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's or Subsidiary's title to and interest in, the Assets and Contracts.



         10.9 Bulk Sales Compliance. Buyer waives compliance by Seller with the provisions of the bulk sales laws of any state, and Seller covenants and agrees to pay and discharge when due all claims of creditors that could be asserted against Buyer by reason of such non-compliance to the extent that such claims are not specifically assumed by Buyer. Seller agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, suffered by Buyer by reason of Seller's failure to pay and discharge any such claims. Notwithstanding the foregoing, Seller shall file with state or local governmental agencies all notices and statements necessary to limit Buyer's or Subsidiary's liability for any unpaid tax of Seller.

         10.10 Change of Name. Seller covenants that, immediately after Closing, it shall amend its Articles of Incorporation to change its name, and that in the latter case its new name will not contain any variation of any Intangible, specifically including "First", "Allegiance" or "Financial", or any name confusingly similar thereto unless agreed to or requested by Buyer. Robert L. Labbe and Seller agree that from and after Closing it will make no use of any Intangible or any variation thereof in its business, unless agreed to or requested by the Buyer.


         10.11 Operation of Acquired Business. It is Buyer's intention to contribute the business acquired from Seller to Subsidiary, and the business will be operated as a division of Subsidiary. Buyer undertakes to keep separate books and records (as is practical under the circumstances) of the division created to operate the acquired business, and further agrees to make such books and records available to Robert L. Labbe and his accountants to verify such calculations. Seller agrees to cooperate in good faith with the Buyer's intent to operate the Seller in a profitable fashion as a division and/or branch of subsidiary and/or any other legal or accounting entity. Seller further specifically agrees to operate its business in accordance with all rules, regulations and desires of the OCC, State of California and Buyer. Seller further agrees to fully comply with all federal and state laws, regulations and rules which may govern the operations of the Seller.

         10.12 Registration of Buyer's Shares. Buyer agrees, within ninety to one hundred twenty (90-120) days of the Closing Date to file for registration the 300,00 shares of Buyer's Common Stock (286,000 of which are being remitted to Seller) paid as part of the Purchase Price with the appropriate agencies.

                                   ARTICLE XI
                                   TERMINATION
        11.1 Termination. This Agreement may be terminated by mutual consent of Buyer and Seller at any time and by either Buyer or Seller if the Closing shall not have occurred by December 31, 1997. In the event that this Agreement shall be terminated pursuant to this Section 11.1, this Agreement, except as provided in Section 7.9, shall become void and shall have no effect, and all further obligations of the parties under this Agreement shall terminate without further liability of any party to another.

         11.2 Waiver of Conditions. Subject to applicable law, (i) if any of the conditions specified in Article VII hereof has not been satisfied, Buyer may nevertheless elect to proceed with the transactions contemplated thereby; and
(ii) if any of the conditions specified in Article VIII hereof has not been satisfied, Seller may nevertheless elect to proceed with the transactions contemplated hereby.


                                   ARTICLE XII
                            ROBERT L. LABBE'S CONSENT
        12.1 Robert L. Labbe Consent. Robert L. Labbe,  who owns all of the outstanding equity securities of Seller, consents to the transactions contemplated by this Agreement.

         12.2 Buyer's Consent. Buyer, which owns all of the outstanding equity securities of Subsidiary, consents, as the sole shareholder of Subsidiary, to this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS
        13.1 Entire Agreement; Amendment. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.2 Termination of Representations and Warranties. Seller and Robert Labbe's representations and warranties on the one hand, and Buyer's and Subsidiary's representations and warranties on the other hand, specificially contained in this Agreement, shall terminate 18 months after the execution of this Agreement, and after such anniversary no party shall bear any further liability for its representations and warranties or for contractual indemnification except in the case of actual fraud. Buyer is authorized to retain $50,000 from the purchase price to hold in order to satisfy any claims, expenses or other amounts due whatsoever to Buyer which exceed $1,000. This $50,000 will be returned to Seller with the interest minus any applicable withholdings after the expiration of 20 months from the date of execution of this Agreement. This 50,000 withholding is not to be construed as a cap or limit on any claims, causes of action or even amounts owed to Buyer and shall in no way operate to reduce any claims or causes of action whatsoever against the Seller by the Buyer.

         13.3 Expenses. Each party hereto shall pay the fees and expenses of their respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby, except that, if this Agreement is consummated, Buyer will pay all such expenses of Seller and Robert L. Labbe.

         13.4 Governing Law and Venue. This Agreement shall be construed and interpreted according to the laws of the State of West Virginia. All disputes shall be resolved in the venue of Kanawha County, West Virginia.

         13.5 Assignment. This Agreement and each party's respective rights hereunder may not be assigned by either party without the prior written consent of the other party.

         13.6 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

If to Seller:

                  First Allegiance Financial Corporation
                  17748 Skypark Boulevard, Suite 100
                  Irvine, CA 92614-6468
                  Attention: Robert L. Labbe

If to Robert L. Labbe:

                  17748 Skypark Boulevard, Suite 100
                  Irvine, CA 92614-6468


If to Buyer or Subsidiary:

                  City Holding Company
                  3601 MacCorkle Avenue, S.E.
                  P. O. Box 4168
                  Charleston, West Virginia  25364
                  Attention:  John W. Alderman, III
                              Vice President and Chief Legal Counsel

                  With a copy to:

                  Lathan M. Ewers, Jr.
                  Hunton & Williams
                  951 East Byrd Street
                  Richmond, Virginia 23212


         13.7 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         13.8 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

         13.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         13.10 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer and Seller contained in this Agreement.


         13.11 Arbitration. Any dispute regarding the terms or effect of this Agreement or any aspect of this transaction will be resolved in accordance with the then existing rules of the American Arbitration Association in Kanawha County, West Virginia, as the exclusive remedy for such dispute and instead of any court or administrative action, which is expressly waived. The parties acknowledge that they have knowingly and voluntarily agreed to this arbitration provision and fully understand that it is comprehensive and covers any and all disputes between the parties including, but not limited to, any claims based on alleged violations of this Agreement, any covenant of good faith and fair dealing, express or implied, any violation of the West Virginia or California Fair Employment and Housing Act or similar state statute prohibiting discrimination and harassment in the workplace, any alleged violation of public policy, intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, fraud and negligent misrepresentation, negligence, intentional interference with prospective economic advantage, any claim for wages, commissions, bonuses, separation or severance benefits, any claims based on Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the federal Family and Medical Leave Act, West Virginia's or California's Family Rights Act or similar state statute, or any other statute, rule or regulation applicable.

         IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

                                CITY HOLDING COMPANY

                                By:___________________________
                                Name:
                                Title:

                                CITY NATIONAL BANK

                                By:____________________________
                                Name:
                                Title:

                                FIRST ALLEGIANCE FINANCIAL CORPORATION

                                By:____________________________
                                Name:
                                Title:

                                ROBERT L. LABBE OF FIRST ALLEGIANCE
                                FINANCIAL CORPORATION

                                ---------------------------
                                Robert L. Labbe